                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006

                                                            Dated: March 8, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)

Initial Interest Rate for the Bonds purchased during the first half of March 2006 (March 1-14) is:

10-Year Floating Rate LIBOR Bond    5.20%

This interest rates was calculated as follows - 10-Year Floating Rate LIBOR
Bond:




Applicable LIBOR       +              Number of basis points set by       =     Initial Interest Rate:
                                                                                ---------------------
for March 1-14, 2006:                 State of Israel:
--------------------                  ---------------

5.00%                                 20 basis points                     5.20%


5-Year Floating Rate LIBOR Bond     5.20%

This interest rates was calculated as follows - 5-Year Floating Rate LIBOR Bond:

Applicable LIBOR                +     Number of basis points set by       =     Initial Interest Rate:
                                                                                ---------------------
for March 1-14, 2006:                 State of Israel:
--------------------                  ---------------

5.00%                                 20 basis points                     5.20%



Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the sales period of March 15, 2006 to March 31, 2006 will receive the rate and spread in effect for that sales period.

4-Year Floating Rate LIBOR Bond is not available during this sales period.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by March 9, 2006.